Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June

	2011	2010	% Change	2011	2010	% Change
Consolidated –
Operating Revenues	$4,521	$4,207	7.5%	$8,533	$8,365	2.0%
Earnings Before Income Taxes	968	774	25.1%	1,638	1,520	7.7%
Net Income Available to Common	603	510	18.2%	1,026	1,005	2.1%

Alabama Power –
Operating Revenues	$1,440	$1,462	-1.5%	$2,760	$2,957	-6.7%
Earnings Before Income Taxes	331	319	3.8%	589	654	-9.9%
Net Income Available to Common	190	190	0.0%	342	393	-13.0%

Georgia Power –
Operating Revenues	$2,265	$2,000	13.3%	$4,254	$3,984	6.8%
Earnings Before Income Taxes	483	359	34.8%	804	694	15.8%
Net Income Available to Common	309	238	29.8%	515	476	8.2%

Gulf Power –
Operating Revenues	$399	$403	-1.0%	$724	$760	-4.7%
Earnings Before Income Taxes	55	53	3.3%	75	95	-21.2%
Net Income Available to Common	33	32	3.2%	45	58	-21.8%

Mississippi Power –
Operating Revenues	$286	$277	3.3%	$549	$560	-2.0%
Earnings Before Income Taxes	38	25	54.6%	61	50	20.5%
Net Income Available to Common	25	15	66.1%	40	30	30.9%

Southern Power –
Operating Revenues	$305	$248	22.8%	$587	$505	16.2%
Earnings Before Income Taxes	69	39	76.1%	127	63	101.5%
Net Income Available to Common	45	32	41.3%	82	46	77.9%

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.